                                                                    Exhibit 5.1

                     [LETTERHEAD OF MORRISON & FOERSTER LLP]

                                                April 5, 2004

Glowpoint, Inc.
225 Long Avenue
Hillside, NJ  07205

Ladies and Gentlemen:

         We have acted as counsel to Glowpoint, Inc., a Delaware corporation
(the "Company"), in connection with the proposed issuance and sale by the
Company of (a) shares of its common stock, $.0001 par value (the "Common
Stock"), (b) shares of its preferred stock, $.0001 par value (the "Preferred
Stock"), (c) unsecured senior or subordinated debt securities (the "Debt
Securities"), and (d) warrants to purchase Common Stock or Preferred Stock (the
"Warrants" and together with the Common Stock, the Preferred Stock and the Debt
Securities, collectively referred to herein as the "Securities"). The Securities are to be issued pursuant to a Registration Statement on Form S-3 filed by the
Company with the Securities and Exchange Commission (the "Commission") on
April 5, 2004 (Registration No. 333-________) (the "Registration Statement").

         In connection with this opinion, we have examined such corporate records, documents and instruments of the Company (individually, a "Document"
and, collectively with the Registration Statement, the "Documents") and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also examined the Registration Statement. In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

         The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(i)                        the effect of bankruptcy, insolvency, reorganization,
                           arrangement, moratorium or other similar laws
                           relating to or affecting the rights of creditors
                           generally, including, without limitation, laws
                           relating to fraudulent transfers or conveyances,
                           preferences and equitable subordination;

(ii)                       limitations imposed by general principles of equity
                           upon the availability of equitable remedies or the
                           enforcement of provisions of agreements relating to
                           the Securities, and the effect of judicial decisions
                           that have held that certain provisions are
                           unenforceable where their enforcement would violate
                           the implied covenant of good faith and fair dealing,
                           or would be commercially unreasonable, or where a
                           default under a provision of any agreement relating
                           to the Securities is not material;

                     [LETTERHEAD OF MORRISON & FOERSTER LLP]

Glowpoint, Inc.
April 5, 2004

                  (iii)    the effect of judicial decisions that may permit the
                           introduction of extrinsic evidence to supplement the
                           terms of the Securities or to aid in the
                           interpretation of the Securities;

                  (iv)     the enforceability of provisions of the Documents
                           providing for indemnification or contribution, to the
                           extent such indemnification or contribution is
                           against public policy;

                  (v)      we express no opinion as to the enforceability of
                           provisions of the Securities that impose, or that are
                           construed as effectively imposing, penalties;

                  (vi)     the enforceability of provisions of the Securities
                           that purport to establish evidentiary standards or
                           make determinations conclusive;

                  (vii)    we express no opinion as to the enforceability of any
                           choice of law provisions contained in the Securities
                           or the enforceability of any provisions that purport
                           to establish a particular court as the forum for
                           adjudication of any controversy relating to the
                           Securities or that purport to cause any party to
                           waive or alter any right to a trial by jury or that
                           waive objection to jurisdiction;

                  (viii)   except to the extent encompassed by an opinion set
                           forth below with respect to the Company, the effect
                           on the opinions expressed herein of (1) the
                           compliance or non-compliance of any party to the
                           Documents with any law, regulation or order
                           applicable to it or (2) the legal or regulatory
                           status or the nature of the business of any such
                           party; and

                  (ix)     our opinion is based upon current statutes, rules,
                           regulations, cases and official interpretive
                           opinions, and it covers certain items that are not
                           directly or definitively addressed by such
                           authorities.

         Based upon and subject to the foregoing, we are of the opinion that:

         1.       The Common Stock, when sold in the manner described in the
                  Registration Statement and all necessary corporate action has been taken in connection therewith, will be legally and
                  validly issued, fully paid and nonassessable.

         2.       The Preferred Stock, when (a) the Board of Directors of the
                  Company (the "Board") has taken all necessary corporate action in connection therewith, including, without limitation the issuance and establishment of terms of the Preferred Stock and related matters, and the adoption of a Certificate of
                  Designation relating to the Preferred Stock (the "Certificate of Designation") conforming to the General Corporation Law of the State of Delaware, (b) the Certificate of Designation has
                  been filed with the Secretary of State of the State of
                  Delaware, and (c) the Preferred Stock has been sold

                     [LETTERHEAD OF MORRISON & FOERSTER LLP]

Glowpoint, Inc.
April 5, 2004

                  in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

         3.       The Debt Securities when (a) duly authorized by all necessary corporate action of the Company, (b) the applicable provisions of the Securities Act of 1933, as amended, and such state
                  "blue sky" or securities laws as may be applicable have been complied with, (c) the Board has adopted a resolution
                  designating or approving the designation or rights of the Debt
                  Securities prior to the issuance thereof, (d) the Debt
                  Securities have been duly executed and authenticated in
                  accordance with the terms of the appropriate agreement, and
                  (e) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the
                  applicable agreement approved by the Board, will constitute the legal, valid and binding obligations of the Company.

         4.       The Warrants, when (a) one or more agreements (incorporating the provisions as are contained in a document that will be filed as an exhibit to or incorporated by reference in the
                  Registration Statement) have been duly executed and delivered by the Company and a warrant agent, (b) the Board has taken all necessary corporate action in connection therewith,
                  including, without limitation, approving the terms of the
                  Warrants, reserving for issuance any Common Stock or Preferred
                  Stock underlying the Warrants and adopting a Certificate of
                  Designation relating to any Preferred Stock that the Warrants may be converted into conforming to the General Corporation
                  Law of the State of Delaware, (c) the Warrant certificates have been executed and authenticated in accordance with the terms of the appropriate agreement, (d) the Certificate of
                  Designation has been filed with the Secretary of State of the
                  State of Delaware and (e) the Warrants have been issued, sold and delivered in the manner and for the consideration stated
                  in the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Warrants will be legal, valid and binding obligations of the Company.

         In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any Security, the Registration
Statement, and any amendments thereto (including post-effective amendments) will have been declared effective, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby, the authorization of the Securities applicable to such Security will not have been modified or rescinded by the Board, there will remain a sufficient number of authorized but unissued shares under the Company's Certificate of Incorporation to permit the issuance of any such Security, and there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent

                     [LETTERHEAD OF MORRISON & FOERSTER LLP]

Glowpoint, Inc.
April 5, 2004

to the date hereof, the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

         We express no opinion as to matters governed by laws of any jurisdiction other than the following as in effect on the date hereof: the
General Corporation Law of the State of Delaware and the federal laws of the
United States of America.

         We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement and any amendments thereto referred to above in accordance with the requirements of Item 601(b)(5)
of Regulation S-K under the Securities Act. We also consent to the use of our name in the related prospectus and prospectus supplement under the heading
"Legal Matters". In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the
Securities Act of 1933, as amended.

         This opinion may be relied upon only in connection with the issuance of
Securities while the Registration Statement is in effect.

                                                  Very truly yours,

                                                  /s/ Morrison & Foerster LLP
                                                  Morrison & Foerster LLP